UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 1, 2019
Date of Report (Date of earliest event reported)

ZIONS BANCORPORATION, NATIONAL ASSOCIATION
(Exact name of registrant as specified in its charter)

United States of America	001-12307	87-0227400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
One South Main, Salt Lake City, Utah 84133
(Address of principal executive offices) (Zip Code)
(801) 844-7637
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
Effective April 1, 2019, Zions Bancorporation, National Association (the “Bank”) amended and restated its bylaws to: (a) adopt a majority vote standard in uncontested elections for directors, such that each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee), and (b) provide that shareholder nominees for director may be included in the Bank’s proxy materials, subject to certain shareholder eligibility and notice requirements described in the amended bylaws. The amendments are summarized briefly below. The Bank’s Second Amended and Restated Bylaws (the “Bylaws”) are attached hereto as Exhibit 3.2.
Majority Vote Standard in Uncontested Director Elections; Resignation Process Established in Corporate Governance Guidelines
Section 2.14 of the Bylaws was amended to provide that each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present, provided that at a contested election, the directors will be elected by a plurality of the votes cast (meaning that the nominees with the greatest number of shares voted “for” shall be elected without regard to votes cast “against” any nominee).
Effective with the amendment of the Bylaws, the Bank’s corporate governance guidelines were amended to provide that each nominee for director in an uncontested election who does not receive a greater number of “for” votes than “against” votes shall promptly tender his or her resignation following certification of the vote. Pursuant to the amended guidelines, the Board of Directors’ (the “Board”) Nominating and Corporate Governance Committee (the “Committee”) will consider the resignation offer and shall recommend to the Board the action to be taken. Pursuant to the amended guidelines, the Board must take action with respect to the Committee’s recommendation within 90 days following certification of the vote, unless such action would cause the Bank to fail to comply with any applicable listing or legal requirement, and the Board will promptly disclose its decision and the reasons therefor in a Current Report on Form 8-K furnished to or filed with the Office of the Comptroller of the Currency or the Securities and Exchange Commission. The amended corporate governance guidelines are available on the Bank’s website at www.zionsbancorporation.com.
Proxy Access Process – Notice of Shareholder Nominations and Inclusion of Shareholder Nominees in the Bank’s Proxy Statement
Sections 2.19 and 2.20 of the Bylaws were amended to provide that shareholder nominees for election to the Board may be included in the Bank’s proxy materials under certain circumstances. Shareholders must meet eligibility requirements, described in the Bylaws, in order to submit such nominations, and the notice submitted by an eligible shareholder to nominate any person for election to the Board must contain certain information, as described in the Bylaws.
The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Bylaws as set forth in Exhibit 3.2.
ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits
The following exhibits are filed as part of this Current Report on Form 8-K:
Exhibit 3.2Second Amended and Restated Bylaws of Zions Bancorporation, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zions Bancorporation, National Association

Date: April 4, 2019	By:	/s/ Thomas E. Laursen
Thomas E. Laursen Executive Vice President and General Counsel